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                                                                  EXHIBIT 99.358


RECORD FOR FILE: Conference Call with the ISO on November 15, 1999 at 2:00 pm.

PX Attendees:   Kendra Heinicke, Romulo Barreno, Max Bulk, Devang Parikh,
                Fulin Zhuang
ISO Attendees:  Mark Rothleder, Ali Miramadi, Kathy ???


1. Will ISO validate the sum of Schedules (FTR for path ABC) <= Total FTR available on path ABC? PX assumes ISO will validate.

ANSWER: Yes, ISO will validate Schedules (FTR for path ABC) of an SC <= Total FTR available for that SC on path ABC.

2. What will ISO do if schedules fail validation? PX assumes ISO will throw out all the schedules using that CRN and PX will be able to validate.

ANSWER: The validation is done (a) as the usage schedules come in to the ISO and also (b) if there has been a curtailment between the DA preferred market and the DA revised market.

In situation (a), the ISO will create an error file if the total SC FTR usage schedule exceeds the total SC available FTR capacity. Depending on whether the IPS templates are submitted before or after the usage schedule templates, the error messages may be different. In the form case, the error messages will flag as invalid the first (in time of receipt) usage schedule SI encounters that puts the total SC usage schedule over the total SC available capacity, and all the other usage schedules following that usage schedule. In the latter case, the error message may say there are something wrong with the IPS. It is recommended that usage schedules are always submitted after all the IPS templates are submitted.

In situation (b), the ISO will first notify SCs of the curtailment and prompt SCs to change their usage schedules given the new capacity. If the SC does not changes their respective usage schedules to comply with the new capacity, the ISO will curtail all usage schedules of the SC first according to the scheduling priority (specified in the Contract Usage Schedule Template) and then pro rata among usage schedules of the same scheduling priority. The curtailed portion of the usage schedules are converted into price taker new firm use. The results of this ISO curtailment will be provided to the SC via the Invalidated Usage Schedule Templates, showing the validity code, the original usage amount and the new reduced usage amount (See the latest version of the ISO Version 14 Template Format Specifications).

Whereas SCs have the option to submit usage schedules seven (7) days in advance, these advance usage schedules are not checked by the ISO until about 15 minutes before the DA preferred congestion market opens, when the ISO will check the advance usage schedules and report to the SC any errors in the form of Rejected Usage Schedule Templates (this template is still being defined by the ISO).

3. FTR users will need to register physical usage to the ISO by 8:00 a.m. each day by hour on the day before the operation's day.

ANSWER: Yes, registration is required for physical usage of FTR. Mark Rothleder said he somehow thought the registration for physical usage is before 8:00 am, although not earlier than 5:00 am. Mark is to follow up.

4. FTRs do not need to be registered by 8:00 a.m. if the FTRs will be used financially only.

[This question was not asked at the conference call. However, given a hardcopy of the list of questions, the ISO did not take any exception with the statement]

5.  FTRs can be registered in 1MW or multiple MW quantities


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ANSWER: Yes.

6.  Many SCs can schedule a specific FTR each day.

ANSWER: Yes, but there has to be a separate entry of quantities to be scheduled by each SC in the SRS.

7.  FTR schedules are only valid in the DA market.

ANSWER: Yes.

8.  ISO will tell market the FTR availability by 9:00 a.m. each day.

ANSWER: Yes, but the FTR availability is the forecasted availability for the dispatch date taking into account of any forecasted curtailment, not the availability before the forecasted curtailment. Presently, the ISO does not plan to notify SCs of the forecasted SC FTR curtailment amount nor the SC FTR availability before the curtailment. Mark Rothleder agreed to "look into" the issue.

9. ISO will allow ETCs will ancillary service schedules, FTRs are nto allowed on A/S schedules.

ANSWER: Correct.

10. HA-ETCs have scheduling priority, but FTR schedules are equivalent to firm use in the HA market.

ANSWER: ETCs have schedule priority in the HA market. DA schedules using FTRs will have the same priority in the HA market as any other rolled over DA NFU schedules.

11. What happens if a participant adjusts an FTR schedule down in the HA market?

[Not quite sure what the answer was]

12. Can adjustment bids in the HA market be economic?

[This question was not asked at the conference call]

13. Will FTRs be subject to TO debit charges --- ETCs are not? PX assume FTRs are subject to TO debit charges.

ANSWER: FTR holders will have to refund the DA congestion rent for the curtailed portion. DA FTR users will be subject to the net TO Debit charge just like any other DA NFU users. ETC usage schedules are not subject to the net TO Debit charge.

14. PX will be responsible for ETC owner refunds of congestion, ISO will be responsible for FTR owner congestion refunds.

ANSWER: The ISO will settle congestion revenue with FTR holders directly. The ISO will not charge ETC usage schedules for congestion rent.

15. How will PX vaildate if the schedule is a FTR or ETC schedule? Is there a naming convestion or other ISO mechanism being used to differentiate the schedule types?

ANSWER: CRNs for FTR starts with an "F_" followed by a three-letter identifier, CRNs for ETC starts with an "E_" followed by a three-letter identifier.

16. If Schedule is not valid, PX assumes ISO will turn the entire schedule to NFU and ISO will not tell participants until the Revised Preferred Market.

ANSWER: ISO will not turn the entire schedule to NFU. See answer to Question No. 2.


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17. What will happen to FTR schedules if the line is derated in the HA market?
    Assume ISO will cut according to schedule priority and the remaining portion of the schedule will keep the FTR.

ANSWER: No. FTRs have no meaning in the HA market.

18. Is ISO going to send the empty files to the PX for the additional SCs IDs? PX assumes ISO will send PX settlement files, even if there are no charges in that day.

ANSWER: Mark Rothleder said that he "believed" the assumption would be correct.

19. The ISO has a one to one relationship between transaction number and FTR purchaser.

ANSWER: There will be one transaction number for each FTR trade in SRS.

20. The ISO has a one to one relationship between SC/path/direction and CRN.

ANSWER: For FTR scheduling, each SC will be assigned one CRN per SC/path/direction. For ETC scheduling, the current practice is that one ETC can only be scheduled by one SC. Therefore, for ETC scheduling, there will only be one CRN per ETC. The ISO can provide SCs with the assigned CRNs for FTR scheduling before commencing FTR scheduling.

21. The ISO has a one to one relationship SC and CRN.

[See answer to the previous question].

22. Will PX have access to the secondary registration information about the FTRs so APX can determine errors if a mistake is made by a participant entering schedules.

ANSWER: The ISO will publish who owns how much FTR (total amount, can be scheduled by multiple SCs) on the OASIS. [Not enough for the PX to do validation]

23. ISO will assign unique CRN to each SC.

[See answer to Question No. 20]

24. SC will assign Usage ID (equivalent to the Resource ID)

ANSWER: Correct. These IDs should be unique within an SC. Unlike generating unit and load IDs, these Usage IDs are not registered in the ISO Masterfile.

25. Will PX know the results of the initial auction? Assume PX will know the results of the auction. How and when would this information be provided?

ANSWER: The result will be available in OASIS.

26. Participant can have more than one Usage ID per FTR so pieces of the schedule can be prioritized differently.

ANSWER: Correct.

27. How will curtailment work?

DA Schedule

HA Schedule


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Before the Hour after HA colsed

Cut by X MW anll Schedules on the Path

Cut by X%

ANSWER: Mark Rothleder was not sure how real-time curtailment works. He suggested PX and ISO real-time operators have another meeting. As to how CONG processes DA schedules, he said that all NFU price taker schedules will be cut before FTR usage schedules are cut and all FTR usage schedules are cut before ETC schedules are cut. FTR usage schedules may not be cut strictly pro rata because of "interplay between FTR usage schedules and NFU price taker schedules in different zones". Again FTR has no meaning in the HA market.

28. Should the PX hold the FTR schedules instead of curtailing?

During the Hour:

ISO calls the schedules to the PX and they specify the amount of the curtailment for the schedule.

Cut by X MW all schedules
Cut by X%
ISO does not call in ETCs usually.

ANSWER: Seems a real-time curtailment issue. Suggested that real-time people meet. Mark said that in real-time, the ISO tells SC how much to cut on a path in a direction and the SC will in turn identify which usage schedules to cut.

29. Is the ISO going to enforce tired curtailment?

Answer: Suggest that real-time people meet.

30. An ETC may only be scheduled by one SC.

ANSWER: Correct, that is the current practice, although nothing prevents ETC trading among PX participants.

31. How will ETC rights be assigned and what is the timeline?

ANSWER: ETC rights are all assigned, they may expire when munies become participating TOs, or the may expire after 5 years, but some ETCs have renewable clauses.

32. Will the ISO provide resource specific quantities for congestion usage charge settlement involving ETCs?

ANSWER: The Contract Usage Schedule Templates combined with the Invalidated Usage Schedule Templates should provide enough details. The gross intertie settlement files also appear to have a field for ETC.

33. Are there any other charges, or examption of charges, related to ETC usage, e.g., Wheeling Charge?

ANSWER: Exemption of wheeling charges, which may be full exemption of partial exemption, varies depending on the contractual terms of each ETC.